UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): February 6, 2026

ProPetro Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38035	26-3685382
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Marienfeld Place 110 N. Marienfeld Street, Suite 300 Midland, Texas	79701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 688-0012

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PUMP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 6, 2026, ProPetro Energy Solutions, LLC (“Borrower”), a wholly owned subsidiary of ProPetro Holding Corp. (the “Company”), entered into the First Amendment to Master Loan and Security Agreement (the “Amendment”) by and among Borrower, Caterpillar Financial Services Corporation (“Lender”) and the Company and ProPetro Services, Inc. (“Services” and together with the Company, the “Guarantors”), which amends that certain Master Loan and Security Agreement, dated as of April 2, 2025, executed by the Borrower, the Lender and the Guarantors (as amended by the Amendment, the “Master Agreement”) pursuant to which Lender agreed to increase the availability of funds under the Master Agreement by an additional $53,550,000.00 (the “Equipment Loans”) to purchase certain turbine generator sets, along with auxiliary equipment. Each Equipment Loan consists of two phases: (A) a progress payment phase during which an interim advance is made, each evidenced by a separate floating rate promissory note based on an interim loan schedule (each, an “Interim Note”) and (B) after giving effect to the applicable milestones, a term loan phase in which such Interim Note shall convert into a separate fixed rate promissory note based on a term loan schedule (each, a “Term Note” and together with the Interim Notes, each, a “Note”).

Each Note will be secured on a first lien basis by the Equipment Collateral (as defined in the Master Agreement) and the support documents, casualty proceeds and other proceeds or products related thereto, and any proceeds from an Equipment Loan must be used for payment or reimbursement for the equipment subject to such Equipment Loan. Each Note will be fully and unconditionally guaranteed by the Guarantors. The Master Agreement contains customary affirmative and negative covenants, including limitations on further encumbrance of the collateral subject to the applicable loans under the Master Agreement.

The description of the Amendment provided above is not complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information disclosed in Item 1.01 of this Form 8-K relating to the Amendment is incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

10.1*	First Amendment to the Master Loan and Security Agreement, dated February 6, 2025, by and among Borrower, Lender and the Guarantors.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company agrees to furnish supplementally an unredacted copy of the exhibit to the U.S. Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPETRO HOLDING CORP.

Date: February 10, 2026

	By:	/s/ John J. Mitchell
John J. Mitchell
General Counsel and Corporate Secretary